EXHIBIT 2.5

                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into effective as of September 1, 1998, by and between PINNACLE HEALTH FACILITIES OF LOUISIANA, L.L.C., a Texas limited liability company with offices at 2901 Dallas Parkway. Plano Texas 75093 ("Tenant") and INTEGRATED HEALTH SERVICES AT FRANKLIN, INC., a Delaware corporation with offices at 10065 Red Run Boulevard, Owings Mills, MD 21117 ("Manager").

     WHEREAS, Louisiana Two Associates, LLC, a California limited liability company ("Owner") is the owner of (i) a skilled nursing facility named Franklin Nursing Home located at 1904 China Berry St., Franklin, LA 70538, together with the equipment, furnishings, and other tangible personal property to be used in connection therewith ("Franklin"), and (ii) a skilled nursing facility named St. Mary's Guest House located at 740 Justa St., Morgan City, LA 70380, together with the equipment, furnishings, and other tangible personal property to be used in connection therewith ("Morgan", and together with Franklin, the "Facilities" and each, individually, a "Facility"); and

     WHEREAS, pursuant to that certain lease agreement dated June 1, 1998 between Owner and Tenant (the "Lease"), Tenant has leased the Facilities from Owner, together with the equipment, furnishings, and other tangible personal property to be used in connection therewith, for a term of 20 years; and

     WHEREAS, the Manager is engaged in the ownership and operation of similar facilities and is experienced in various phases of the management, operation and ownership thereof; and

     WHEREAS, the Tenant desires to engage the Manager to manage the Facilities for Tenant's account during the term herein provided, and the Manager desires to accept such engagement, upon the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                            RETENTION OF THE MANAGER

     1.1 RETENTION. For and during the term of this Agreement, the Tenant hereby grants to the Manager the sole and exclusive right, and employs the Manager to supervise, manage, and operate the Facilities in the name and for the account of the Tenant upon the terms and conditions hereinafter set forth.


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     1.2  ACCEPTANCE.  The Manager  accepts such  appointment and agrees that it will (a) faithfully perform its duties and responsibilities hereunder, (b) use its best efforts to supervise and direct the management and operation of the Facilities in accordance with the operating budget contemplated in Section 3.11(a)(iii), (c) consult with the Tenant and keep the Tenant advised of all major policy matters relating to the Facilities, and (d) cooperate with Tenant in Tenant's administration of the terms of the Lease. Subject to the foregoing and to the other provisions of this Agreement, the Manager, without the approval of the Tenant (unless such approval is herein specifically required as to policies and manner of operation) shall have sole control and discretion with regard to the operation and management of the Facilities for all customary purposes (including the exercise of its rights and performance of its duties provided for in Article III hereof), and the right to determine all policies affecting the appearance, maintenance, standards of operation, or quality of service, and any other matter affecting the Facilities or the operation thereof.

     1.3 INDEPENDENT CONTRACTOR. It is expressly agreed by Tenant and Manager that Manager is at all times acting and performing under this Agreement as an independent contractor, and that no act, commission or omission by either Tenant or Manager shall be construed to make or constitute the other its partner, principal, agent, joint venturer or associate, except to the extent specified herein.

     1.4 OWNERSHIP OF LICENSES AND CONTRACTS. Tenant shall be the owner and holder of all licenses, permits and contracts obtained with respect to the Facilities, and shall be the "provider" within the meaning of all third-party contracts for the Facilities. Specifically, and without limitation, Tenant shall own the Medicare and Medicaid provider numbers, the Medicare provider agreements with Health Care Financing Administration (HCFA), and Medicare and Medicaid certifications with respect to the Facilities.

                                   ARTICLE II

                                      TERM

     2.1 TERM. The initial term of this Agreement ("Term") shall immediately commence upon the date hereof (the "Commencement Date") and shall be for a period of thirty (30) months from the date hereof; provided that this Agreement shall immediately terminate upon any termination or expiration of the Lease.

     2.2 OPTION TO TRANSFER MANAGEMENT. Manager shall have the option, exercisable in its discretion by the giving of thirty (30) days advance written notice (the "Option Notice") to Tenant at any time prior to February 28, 2001 (the "Option Date"), to cause the Facilities to be managed under and pursuant to that certain Management Agreement (the "Preferred Care Agreement"), dated March 29, 1995, by and among Thomas Scott, Preferred Care, Inc. ("Preferred Care"), and Integrated Health Services at Big Sail, Inc. ("IHS at Big Sail"). In the event that such election is made, the transfer of management of the Facilities to IHS at Big Sail shall be consummated not later than thirty (30) days after the Option Notice is made to Tenant, and at the closing of such transaction the parties hereto shall execute and deliver such agreements, instruments and other documents, and do or cause


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to be done such other things,  as shall be necessary or desirable to include the
Facilities among the nursing facilities managed by IHS at Big Sail under the Preferred Care Agreement, including, without limitation, joining Tenant as a party thereunder, and upon such transfer, this Agreement shall terminate, subject to Section 8.3 hereof. In the event that Manager exercises the option referred to in this Section 2.2, the Facilities shall also be subject to that certain Purchase Option Agreement dated March 29, 1995 (the "Option Agreement") by and among Preferred Care, certain affiliates of Preferred Care, and IHS at Big Sail, and shall be added as "Additional Properties" under said Option Agreement, to the extent therein set forth. In the event that Manager fails to exercise the option referred to in this Section 2.2 by the Option Date, this Agreement shall forthwith terminate, subject to Section 8.3 hereof.

                                   ARTICLE III

                        RIGHTS AND DUTIES OF THE MANAGER

     During the term of this Agreement, and in the course of its management and operation of the Facilities:

     3.1 EMPLOYEES. Manager, on Tenant's behalf, shall hire, promote, discharge, and supervise the work of the administrators, assistant administrators and department heads of the Facilities, and all operating and service employees performing services in and about the Facilities. All of such employees shall be employees of the Tenant, except for the Facility Administrators and Directors of Nurses, who shall be employees of the Manager, and the aggregate compensation, including fringe benefits, with respect to all such employees, including the Administrators and Directors of Nurses, shall be charged to Tenant as an expense of the operation of the Facilities. The term "fringe benefits" as used herein shall include but not be limited to the employer's contribution of FICA, unemployment compensation, and other employment taxes, retirement plan contributions, workman's compensation, group life, accident, and health insurance premium, profit sharing contributions, disability, and other similar benefits paid or payable by Manager with respect to other facilities which may be managed by Manager. The cost of same shall be charged to Tenant as additional expenses of the operation of the Facilities.

     3.2 LABOR CONTRACTS. Manager, if requested by Tenant, will negotiate, on Tenant's behalf and at Tenant's expense, with any labor union lawfully entitled to represent the employees at the Facilities, but any collective bargaining agreement or labor contract resulting therefrom must first be approved by Tenant who shall be the only person authorized to execute the same. Tenant agrees that all fees and costs of outside professionals in conducting and concluding such negotiations shall be charged to Tenant as an expense of the operation of the Facilities, provided that if any such fees and expenses are charged in connection with services provided by an affiliate of Manager, such services must be rendered at levels of quality and pricing that are reasonably competitive with those otherwise available in the community.



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     3.3  CONCESSIONAIRES,  ETC.  Manager shall  negotiate and consummate in the name  and  at  the  expense  of  the  Tenant,  contracts  or  arrangements  with
concessionaires,   licensees,  subtenants,  and  other  intended  users  of  the
Facilities. Any fees and expenses incurred in connection therewith shall be charged to the Tenant as an expense of the operation of the Facilities, provided that if any such fees and expenses are charged in connection with services provided by an affiliate of Manager, such services must be rendered at levels of quality and pricing that are reasonably competitive with those otherwise available in the community

     3.4 ANCILLARY SERVICES, UTILITIES, ETC. Manager shall enter into such contracts in the name of and at the expense of Tenant as may be deemed necessary or advisable for the furnishing of all ancillary services, utilities, concessions, supplies and other services as may be needed from time to time for the maintenance and operation of the Facilities. Manager is authorized to contract for or provide ancillary services, including, but not limited to, pharmacy (drug and I.V.), rehabilitation and respiratory therapy services, and mobile diagnostic services, through providers which are affiliates of Manager, provided that such services are rendered at levels of quality and pricing that are competitive with those available in the community.

     3.5 PURCHASES. Manager shall be solely responsible for purchase of food, beverages, operating supplies, and other materials and supplies in the name of and for the account and at the expense of Tenant as may be needed from time to time for the maintenance and operation of the Facilities, provided that if any such purchases are made from any affiliate of Manager, such purchases must be at levels of quality and pricing that are reasonably competitive with those otherwise available in the community.

     3.6 REPAIRS. Manager shall make or install or cause to be installed at Tenant's expense and in the name of the Tenant any proper repairs, replacements, additions, and improvements in and to the Facilities and the furnishings and equipment thereof as Manager, in its reasonable judgment, shall deem necessary in order to keep and maintain the same in good repair, working order and condition, and outfitted and equipped for the proper operation thereof in accordance with industry standards comparable to those prevailing in other similar facilities, and all applicable state or local rules, regulations, or ordinances, or as otherwise required by Owner under the Lease. Without limiting the generality of the foregoing, Tenant acknowledges that Manager shall be making capital expenditures, at Tenant's expense, for the Facilities of not less than $175,000 in the aggregate during the first twenty-four (24) months following the Commencement Date (it being understood that Manager shall have the right, exercisable in its sole and absolute discretion, to cause such capital expenditures to be made, in whole or in part, at any time, or from time to time, during such 24-month period, including causing all such capital expenditures to be made immediately upon the commencement of the Term of this Agreement).

     3.7 LICENSES AND PERMITS. Manager shall apply for and use its reasonable best efforts to obtain and maintain in the name and at the expense of the Tenant, all licenses and permits required in connection with the management and operation of the Facilities. The Tenant agrees to cooperate with Manager in applying for, obtaining, and maintaining such licenses and permits.


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     3.8 GOVERNMENTAL REGULATION.

          (A) The Manager shall use its reasonable best efforts to take such action as shall be reasonably necessary to insure that each Facility and the management thereof by the Manager complies with all federal, state and local laws, regulations and ordinances applicable to such Facility or the management thereof by the Manager.

          (B) The  Manager  shall  promptly  provide  to the  Tenant as and when received by the Manager, all notices, reports or correspondence from governmental agencies that assert material deficiencies or charges against the Facilities or that otherwise threaten the suspension, revocation, or any other action adverse to any approval, authorization, certificate, determination, license or permit required or necessary to own or operate the Facilities. The Manager shall promptly provide to the Tenant as and when received by the Manager copies of all surveys taken by Federal and state health and life safety code agencies. The Manager may, in its name or in the name of the Tenant, but in any event at the expense of the Tenant, appeal any action taken by any governmental agency against the Facilities or contest by proper legal proceedings the validity of any statute, ordinance, law, regulation or order adverse to the Facilities; provided, however, that if the Manager pursues any such appeal or asserts any such legal proceeding, the Tenant shall adequately secure and protect the Manager from loss, cost, damage or expense by bond or other means satisfactory to Manager. If any action taken by any government agency against any Facility could result in a loss, cost, damage, or expense as to which Manager must indemnify Tenant under this Agreement, as determined by Manager, then Manager shall be permitted to appeal or contest such action without the necessity of Tenant's consent, and the Tenant shall have no obligation to secure and protect the Manager from any loss, cost, damage or expense that arises directly out of any such appeal or contest.

     3.9 TAXES. The Manager shall cause all taxes, assessments, and charges of every kind imposed upon the Facilities by any governmental authority ("Facility Taxes"), including interest and penalties thereon, to be paid when due. Notwithstanding the foregoing the Manager shall not cause Facility Taxes to be paid, if (i) same are in good faith being contested by the Tenant at its sole expense and without cost to the Manager, (ii) enforcement thereof is stayed, and
(iii) Tenant shall have given Manager written notice of such contest and stay and authorized the non-payment thereof, not less than ten (10) days prior to the date on which such tax assessment, or charge is due and payable. Interest or penalty payments shall be reimbursed by Manager to Tenant if imposed upon Tenant by reason of negligence on the part of the Manager in making the payment if funds are available therefor.

     3.10 DEPOSIT AND DISBURSEMENT OF FUNDS. Manager shall deposit in a banking institution which is a member of the FDIC in accounts in Manager's name as agent for Tenant, all monies arising from the operation of the Facilities or otherwise received by Manager for and on behalf of Tenant ("Facility Funds"), and shall disburse and pay the same from said accounts on behalf and in the name of Tenant in the following order of priority and, in each case, in such amounts and at such times as such Facility Funds are required to be paid in connection with:


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          (A) Payment of Facility Debt Service (as defined  below),  any and all payments required under the Lease, and all costs, fees and expenses, whether operating or capital, arising out of the leasing, maintenance, and
     operation  of  the   Facilities,   including,   without   limitation,   the
     reimbursable expenses, plus all accrued and unpaid interest on any unpaid balances thereon, of Manager as set forth in Section 3.16 hereof hereto;

          (B) Payment of Manager's Base Management Fee provided for in Article V, below (including any accrued and unpaid Base Management Fees, plus all accrued and unpaid interest thereon, for prior periods);

          (C) Payment of  Manager's  Incentive  Management  Fee  provided for in
     Article V, below (including any accrued and unpaid Incentive Management Fees, plus all accrued and unpaid interest thereon, for prior periods);

          (D) The balance of such funds, after provision for such adequate working capital reserves on a monthly basis as shall be determined by Manager in its reasonable business judgment, shall be distributable to Tenant.

     As used herein, "Facility Debt Service" means scheduled payments of the principal and interest with respect to:

          (X) debt service payments pursuant to Schedule C hereof; and

          (Y)  any   additional   indebtedness   incurred   by  Tenant  for  the
     improvement, maintenance, or operation of the Facilities as mutually agreed upon by Tenant and Manager.

     "Facility Debt Service" does not include any amounts payable by reason of voluntary prepayments or the acceleration of such indebtedness for any reason.

     3.11 STATEMENTS.

          (A) Manager shall deliver or cause to be delivered to Tenant statements and budgets as follows:

               (I) Within thirty (30) days following the end of each calendar month, a profit and loss statement and balance sheet statement (both prepared on an accrual basis in accordance with Generally Accepted Accounting Principles ("GAAP") ) showing the results of operation of the Facilities for such calendar month and the year-to-date, and having annexed thereto a computation of the management fee (as determined under Article V hereof) for such preceding month and the year-to-date; and

               (II) On or before one hundred eighty (180) days after the close of each fiscal year during the term of this Agreement, Manager will also deliver or cause to be delivered to the Tenant a balance sheet and related statement of profit and loss prepared in



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     accordance  with GAAP showing the assets  employed in the  operation of the
     Facilities and the liabilities incurred in connection therewith as of the end of the fiscal year, and the results of the operation of the Facility during the preceding twelve (12) months then ended, and having annexed thereto (A) a copy of the Medicare and Medicaid cost report prepared by Manager with respect to each Facility for such twelve month period, and (B) a computation of the management fee for such twelve (12) month period. In its discretion, Tenant may elect to have such annual statements certified by an independent public accounting firm of Tenant's choice. Should Tenant so elect, it will notify Manager not later than 31 days after the end of the calendar year with respect to which such election is made.

               (III) An operating budget and a capital budget that provide for maintaining and continuing standards of operation of the Facilities as nursing homes at levels consistent with similar nursing facilities managed by Manager shall be prepared by Manager and approved by the Tenant (such approval not to be unreasonably withheld or unduly delayed) prior to the beginning of each year of this Agreement; provided that at the Manager's election a calendar year budget may be used rather than a budget for each annual period commencing with the date of this Agreement. It is agreed that an initial operating budget and capital budget, as required by this Agreement, will be prepared by the Manager and approved by Tenant within fifteen (15) business days from the date hereof. Should capital repairs, replacement, additions and/or improvements exceed the pre-approved capital budget by $25,000 per any specific item or by $100,000 in the aggregate for all items, any expenditures beyond that level will require the prior written approval of the Tenant. Manager shall not exceed any operating expense line item of any annual operating budget by $25,000 or all operating expense items of any annual operating budget by $100,000 in the aggregate, in either case without the prior written approval of the Tenant.

          (B) All costs and expenses incurred in connection with the preparation of any statements, schedules, computations, and other reports required under this Section 3.11(a)(ii) shall be charged to the Tenant as an expense of the operation of the Facilities.

     3.12 LEGAL ACTIONS. Manager may institute, in its own name or in the name of the Tenant, but in any event at the expense of the Tenant, any and all legal actions or proceedings relating to the operations of the Facilities, including, without limitation, to collect charges, rent, or other sums due the Facilities or to lawfully oust or dispossess tenants or other persons in possession under, or lawfully cancel, modify, or terminate any lease, license, or concession agreement for the breach thereof or default thereunder by the tenant, licensee, or concessionaire thereunder.

     Unless otherwise directed by Tenant, Manager may take, at Tenant's expense, appropriate steps to protect and/or litigate to final judgment in any appropriate court any violation or order affecting the Facilities. Any counsel to be engaged under this or the immediately preceding paragraph of this Section shall be approved by Tenant, which approval shall not be unreasonably withheld. Manager shall promptly notify Tenant of all legal actions filed in respect of any of the Facilities.


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     3.13 DATA  PROCESSING.  Manager  shall,  directly or through an  affiliate, provide the data processing required to maintain the financial, payroll, and accounting records of the Facilities.

     3.14 BOOKS AND RECORDS. Manager on behalf of the Tenant shall supervise and direct the keeping of full and accurate books of account and such other records reflecting the results of operation of the Facilities as required by law.

     3.15 REIMBURSABLE EXPENSES; INTEREST. Manager may from time to time (but shall not be obligated to) advance or incur expenses in respect of the operation or maintenance of the Facilities, including, without limitation, the items listed on Exhibit A. Such expenses, with the exception of Manager consultant travel expenses (which shall remain an obligation and expense of Manager), shall be immediately reimbursable to Manager out of Facility Funds, in the priority set forth in Section 3.10(a). To any extent that Facility Funds are not available for such purpose, such advances by Manager shall be repayable by Tenant to Manager, with interest, within twenty four (24) hours of demand therefor. Any such expenses advanced by Manager which are not repaid by Tenant within said twenty-four (24) hour period shall bear interest from the date that demand therefor is made until paid in full at a rate per annum equal to the prime rate of Citibank, NA, as then in effect, plus four (4%) percent. Except as may otherwise be provided herein or on Exhibit A, the cost to Manager of performing its duties enumerated in Article III of this Agreement shall not constitute reimbursable expenses.

     3.16 MANAGEMENT SERVICES. Manager shall endeavor to provide the Facilities with substantially the same level of management services and techniques, if applicable, which Manager employees in operating other nursing facilities which it manages and which may be applicable to and beneficial to the Facilities.

                                   ARTICLE IV

                         RIGHTS AND DUTIES OF THE TENANT

     During the term of this Agreement:

     4.1 RIGHT OF INSPECTION. Tenant shall have the right to enter upon any part of the Facilities, upon reasonable advance notice to the Manager, for the purpose of examining or inspecting same or examining or making copies of books and records of the Facilities, but the same shall be done with as little disruption to the business of the Facilities as possible. However, the books and records of the Facilities shall not be removed from the Facility without the express written consent of the Manager. Tenant acknowledges that some books and records will be maintained at Manager's principal place of business, and Manager acknowledges that Tenant shall have the right upon reasonable advance notice to Manager to examine and inspect such books and records during reasonable business hours.


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     Tenant  shall  direct  all  inquiries  regarding  operations,   procedures,
policies, employee relations, patient care, and all other matters concerning the Facilities to Integrated Health Services' Skilled Nursing Facility Regional Manager for the Southwest Region or other officer of Manager as Manager may from time to time designate in a written notice to Tenant.

     4.2 COOPERATION WITH MANAGER. Tenant will fully cooperate with Manager in operating and supervising the operations of the Facilities.

     4.3 OPERATING CAPITAL.

          (A) Tenant shall provide Manager with such amount of working capital as may be required from time to time for the operation of the Facilities on a sound financial basis, including, without limitation, amounts required to pay Facility Taxes and amounts necessary to pay the items set forth at subsections
(a), (b) and (c) of Section 3.10. If additional working capital is required, Manager shall notify Tenant thereof in writing and Tenant shall provide Manager with such increase in working capital within fifteen (15) days thereafter. If Tenant fails to provide such additional working capital, Manager may, but is not obligated to, provide the same as a loan to Tenant in accordance with Section 3.15.

          (B) In order to induce Manager to enter into and perform this Agreement, Mr. Thomas Scott ("Scott") the principal owner of Tenant, hereby personally, unconditionally and irrevocably guarantees the payment of all amounts required to be paid or advanced to Manager by Tenant hereunder. This guaranty shall become immediately due and payable upon written notice by Manager to Scott following the default by Tenant to comply with its obligations hereunder regarding the payment or provision of money to Manager. Scott's guaranty is in no way conditional or contingent, except as expressly stated in the immediately preceding sentence, and constitutes a valid, present, continuing, irrevocable and absolute obligation of Scott as guarantor. Scott agrees to pay all costs and expenses, including reasonable attorneys' fees, in connection with the collection of amounts guaranteed hereunder and the enforcement of his guaranty.

     4.4 CAPITAL IMPROVEMENTS. Tenant shall provide Manager with such amount of funds as may be required from time to time to make all necessary capital improvements to the Facilities pursuant to the capital budget provided for in
Section 3.11(a)(iii) above, in order to maintain and continue standards of operation of the Facilities as nursing homes and otherwise to comply with requirements, if any, regarding capital improvements set forth in the Lease.

     4.5 INSURANCE. Manager shall apply for, obtain and maintain on Tenant's behalf and at Tenant's expense at all times during the term of this Agreement the following insurance with respect to each Facility, in such amounts and coverage as may be mutually agreed upon by the Tenant and Manager, or as may be required by the Lease, but in any event no less than the amounts specified below:

          (A) (I) Commercial General Liability insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate for bodily injury and property damage;


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               (II) Products and Completed  Operations insurance coverage in the amount of $2,000,000 in the aggregate;

               (III)  Auto  Liability   insurance  coverage  in  the  amount  of
     $1,000,000  bodily   injury/property   damage  combined  single  limit  per
     occurrence;

               (IV) Professional Liability insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate.

     The policies listed in subsections 4.5(a)(i)-(iv) above will insure the Tenant and name Manager as an Additional Insured

          (B) Such workers' compensation and other similar insurance as may be required by law or as may be required to insure Tenant against loss or the payment of damages for such liabilities as may be imposed by law;

          (C) Unemployment Compensation insurance through the appropriate state agencies; and

          (D) Fidelity and honesty insurance.

          (E) Business interruption insurance.

     All insurance provided for under the foregoing provisions of this Section shall be effected by policies issued by insurance companies with at least an "A-VI" rating from A.M. Best and Company of good reputation, of sound adequate financial responsibility, and properly licensed and qualified to do business in the State of Louisiana.

     Each of the policies of insurance referred to in Paragraphs (a) through (d) of this Section shall insure the Tenant, the subject Facility, the Owner and their respective officers, partners, directors, shareholders, members, managers and employees. Manager, its respective officers, partners, directors, shareholders, managers and employees shall, to the extent permissible, be named as additional insured under all such policies of insurance.

                                    ARTICLE V

                         COMPENSATION AND DISTRIBUTIONS

     5.1 As full and exclusive compensation for all of the services to be rendered by Manager during the Term of this Agreement, the Tenant shall pay to the Manager at its principal office, or at such other place as the Manager may from time to time designate in writing, and at the times hereinafter specified:

          (A) A monthly fee (the "Base Management Fee") equal to six and one-half (6 1/2 %) percent of Adjusted Gross Revenues (as defined below) derived from the operation of the Facilities determined on the accrual method of accounting. The Base Management Fee shall be payable five days after delivery to Tenant of the monthly financial statement referred to in
     Section 3.11 (each such date being hereinafter referred to as a "Payment Date") and shall be calculated based upon the Adjusted Gross Revenues of the Facilities during the preceding month as set forth in such financial statements; and

          (B) A quarterly fee (the "Incentive Management Fee") equal to forty (40%) percent of the Adjusted EBITDA (as defined below) of the Facilities for each quarterly period during the term of this Agreement. The Incentive Management Fee for each quarter shall be: (1) calculated and earned on a quarterly basis as of the last day of such quarter; and (2) paid to Manager on the next succeeding Payment Date.

          For the purposes hereof, "Adjusted EBITDA" for any period means the earnings of the Facilities for such period before interest, taxes, depreciation and amortization, and before consideration of the Incentive Management Fee, as determined in accordance with GAAP, and after adjustment to eliminate prior period income and expense items.

     5.2 For the purposes of determining the Base Management Fee, "Adjusted Gross Revenues" for any period shall be determined on the basis of all revenues and income of any kind derived directly or indirectly from the Facilities during such period (including rental or other payment from concessionaires, licensees, tenants, and other users of the Facilities, but excluding therefrom all bequests, gifts, or similar donations) whether on a cash basis or on credit, paid or unpaid, collected or uncollected, as determined in accordance with GAAP, consistently applied, excluding, however:

          (A) federal, state, and municipal excise, sales, and use taxes collected directly from patients as a part of the sales prices of any goods or services;

          (B)  proceeds of any life insurance policies;

          (C) gains or losses arising from the sale or other disposition of capital assets;

          (D)  any reversal or accrual of any contingency or tax reserve;

          (E) interest earned on sinking funds, Special Security Accounts, bonds funds, etc. originally and specifically formed as a requirement of any bond issue utilized to finance the Facilities; and

          (F) recovery of bad debt expense taken with respect to periods prior to the term of this Agreement;

          (G) Uncollectible accounts receivable accrued during the term of this Agreement.

          (H) Third party contractual adjustments accrued during the term of this Agreement.

               (I) Disallowance for reimbursement claims accrued during the term of this Agreement.

     The proceeds of business interruption insurance or proceeds as a result of Medicare and Medicaid audits shall be included in gross revenues of the Facilities. However, funds required to be repaid as a result of Medicare and Medicaid audits shall be deducted from gross revenues of the Facilities.

     5.3 Notwithstanding the foregoing, the Base Management Fee and Incentive Management Fee (including any amount carried over pursuant to the succeeding sentence hereof) shall be payable on each Payment Date only to the extent that Facility Funds (as defined in Section 3.10) shall be sufficient as of such date. In the event that any portion of the Base Management Fee or Incentive Management Fee is not paid when due because of the insufficiency of Facility Funds, Manager shall make written demand for immediate payment thereof by Tenant. If Tenant does not remit payment for the amount so demanded within twenty four (24) hours of such demand, interest shall accrue on such unpaid amount from the date demanded at a rate per annum equal to the prime rate of Citibank, NA, as then in effect, plus four (4%) percent, and such total amount shall be carried over and be payable on the immediately succeeding Payment Date. Any and all accrued and unpaid Base Management Fee and Incentive Management Fee shall become immediately and fully payable by Tenant upon the expiration or any termination of this Agreement.

     5.4 (A) In order to secure performance and payment of all obligations and liabilities of Tenant to Manager under this Agreement whether now existing or hereafter arising, including, without limitation, the payment of all Base Management Fees, Incentive Management Fees, and reimbursable expenses of Manager (the "Obligations"), Tenant hereby grants to Manager a security interest in all of the assets of the Facilities owned by Tenant, including, but not limited to, the following described property (collectively, the "Collateral"):

               (I) Tenant's fee simple interest in any real property;

               (II) Tenant's leasehold interest in any real property leased by Tenant (other than the Facilities) and any and all rights that Tenant now has or may hereafter acquire to purchase such real property (other than the Facilities);

               (III) all accounts receivable now owned or hereafter acquired by Tenant in connection with the Facilities;

               (IV)  all  equipment,   furniture,  and  fixtures  now  owned  or
     hereafter acquired by the Tenant and located at or used in connection with the Facilities;

               (V) all contract rights now owned or hereafter acquired by Tenant in connection with the operation of the Facilities;

               (VI) all inventory, supplies, goods, merchandise, work in progress, finished goods, and other personal property other than accounts receivable now owned or hereafter acquired by Tenant and located at or used in connection with the Facilities;

               (VII) all licenses, permits and other intangible assets; and

               (VIII) any and all proceeds of any of the foregoing.

          (B) Tenant represents, warrants and agrees that (i) Tenant owns good and indefeasible title to the Collateral, (ii) no security interest or lien has been created by Tenant, or is known by Tenant to exist with respect to any Collateral, (iii) no financing statement or other security instrument is on file in any jurisdiction covering such Collateral, and (iv) Tenant will not create any other security interest or lien and will not file or permit to be filed any other financing statement or other security instrument with respect to the Collateral without the consent of Manager. Tenant will execute, deliver and file such mortgages, financing statements, security agreements and other documents as may be requested by Manager from time to time to confirm, perfect and preserve the security interest created hereby, and, in addition, hereby authorizes Manager to execute on behalf of Tenant, deliver and file such financing statements, security agreements and other documents without the signature of Tenant, all at the expense of Tenant. The lien herein referred to as security for the obligations, in favor of Manager, is and shall be first, prior and superior to all other liens with respect to the Collateral.

          (C) Manager shall have, in any jurisdiction where enforcement of this Agreement is sought, in addition to any and all other rights and remedies it may have under this Agreement, or at law, in equity, by statute or otherwise, all the rights and remedies of a secured creditor under the Uniform Commercial Code, including, but not limited to, the right to any deficiency remaining after disposition of the Collateral.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF TENANT

     Tenant represents and warrants to Manager as follows:

     6.1 ORGANIZATION AND STANDING OF THE TENANT. The Tenant is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas. Copies of the Certificate of Formation and Operating Agreement of the Tenant, and all amendments thereof to date, have been, if requested, delivered to Manager and are complete and correct. The Tenant has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

     6.2 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement, including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby ("Transaction Documents") by the Tenant, nor the performance by the Tenant of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default or requires the consent of any third party under (i) the Certificate of Formation or Operating Agreement of the Tenant; or (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (iii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or
(iv) the Lease or any other agreement, indenture, contract or instrument to which the Tenant is now a party or by which the assets of the Tenant are bound.

     6.3 CONSENTS. Except as set forth in Schedule 6.3, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement by the Tenant.

     6.4 MEMBERSHIP INTERESTS. Schedule 6.4 sets forth a complete list and description of all classes and series of membership interests of the Tenant, and the identity of each member of the Tenant, in each case indicating the percentage of all classes and series of membership interests held. The Tenant does not have outstanding any warrants, options, or other rights to subscribe for or purchase from the Tenant any interests of the Tenant, nor are there outstanding any securities convertible into or exchangeable for such interests.

     6.5 FINANCIAL STATEMENTS.

          (A) The unaudited balance sheets of each Facility as of December 31, 1997, and the related statements of operations for the year then ended, annexed hereto as Exhibit 6.5(a), present fairly in all material respects the financial condition and results of operations of such Facility at and for the periods therein specified and were prepared in accordance with GAAP, consistently applied.

          (B) The unaudited balance sheets and the related statements of operations of each Facility as of April 30, 1998, for the 4 month period then ended, certified by the chief financial officer of the Tenant, annexed hereto as Exhibit 6.5(b), present fairly in all material respects the financial condition and results of operations of the Facility at and for the periods therein specified and were prepared in accordance with GAAP, consistently applied.

          (C) Except as set forth on Schedule 6.5(c), or as expressly set forth on the above-described financial statements, the Tenant has no material liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any guarantees of any obligations of any other person or entity) of any kind or nature whether or not required by GAAP to be reflected in a corporate balance sheet and/or the notes thereto.

     6.6 MATERIAL CHANGES. Since January 1, 1998, there has not been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Tenant and the Facilities, whether or not covered by insurance, and during such period of time the businesses of the Facilities have been conducted only in the ordinary and normal course.

     6.7 LICENSES AND PERMITS. Schedule 6.7 sets forth a description of all licenses and other governmental or other regulatory permits or approvals required for the operation of the Facilities (excluding individual therapists licenses) that are now in effect (collectively, the "Licenses"). The Tenant has delivered to Manager copies of all of the Licenses. The Tenant or the individuals listed on Schedule 6.7 own, possess or have the legal right to use the Licenses, free and clear of all liens, pledges, claims or other encumbrances of any nature whatsoever. The Tenant is not in material default under any such License, and the Tenant has not received any notice of any default or any other claim or proceeding relating to any such License. No member, director or officer, employee or former employee of the Tenant, or any person, firm or corporation other than the Tenant owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any of the Licenses, other than Licenses necessary for such individuals to practice their own professions.

     6.8 LEGAL PROCEEDINGS. Other than as set forth on Schedule 6.8, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of Tenant, overtly threatened against or affecting the Facilities or the Tenant, its members or affiliates, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

     6.9 COLLECTIVE BARGAINING, LABOR CONTRACTS, EMPLOYMENT PRACTICES, ETC. During the two years prior to the Commencement Date, there has been no material adverse change in the relationship between the owner or operator of the Facilities and its employees, nor any strike or material labor disturbance by such employees affecting the business of the Facilities and, to the knowledge of the Tenant, there is no indication that such a change, strike or labor disturbance is likely. Except as set forth on Schedule 6.9, the employees of the Facilities are not represented by any labor union or similar organization and the Tenant has no reason to believe that there are pending or threatened any activities, the purpose of which is to achieve such representation, of all or some of such employees. Except as set forth on Schedules 6.9, there are no collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to the employees of the Facilities. The Tenant is in material compliance with the requirements prescribed by all Federal, state and local statutes, orders and governmental rules and regulations applicable to any of its employee benefit plans, agreements and arrangements, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     6.10 RELATIONSHIPS. Except as disclosed on Schedule 6.10 hereto, no affiliate of the Tenant has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Facilities by which the Tenant will be bound after the Commencement Date.

     6.11 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 6.11, since January 1, 1998:

          (A) there have not been any sales, assignments or transfers of any of assets or properties of the Facilities, except in the ordinary course of business;

          (B) the Facilities or any assets of the Facilities have not been mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever, nor has the Tenant's interest in the Facilities or in such assets been subject to any of the foregoing;

          (C) no material contract, commitment, instrument or agreement of or relating to the Facilities has been amended or terminated, other than in the ordinary course of business;

          (D) except in the ordinary course of business, or otherwise as necessary to comply with any applicable minimum wage law, there has been no increase to the salaries or other compensation of any of the employees of the Facilities, nor has there been any increase in, or any additions to, any other benefits to which any of such employees may be entitled;

          (E) the Tenant has not failed to pay or discharge when due any of its liabilities, and there has been no failure to pay or discharge when due any liabilities of or relating to the Facilities, in either case the failure to pay or discharge of which has caused or will cause any material damage or give rise to the risk of a material loss to the Facilities or the Tenant;

          (F) there has been no change to any of the accounting principles followed by the Tenant and the facilities, or any change to the methods of applying any such accounting principles;

          (G) there has been no material transaction entered into with respect to the Tenant or the Facilities, other than in the ordinary course of business; or

          (H) no notice has been given of any adverse determination made by any licensing authority or reimbursement source which may reasonably be expected to have a material adverse effect on the revenues or operations of the Facilities. The Tenant shall report to Manager, within five (5) business days after receipt thereof, any written notices that the Tenant or the Facilities is not in compliance in any material respect with any of the foregoing.

     6.12 COMPLIANCE WITH LAWS. Except for notices of non-compliance as to which the Tenant has taken corrective action acceptable to the applicable governmental agency, and as set forth in Schedule 6.12, within the period of twelve months preceding the date of this Agreement, no written notice has been served on Tenant or any prior owner or operator of the Facilities that such party or any Facility fails to comply in any material respect with any applicable Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental agency having jurisdiction over such party or the Facilities ("Governmental Requirements"). The Tenant shall report to Manager, within five (5) business days after receipt thereof, any written notices that the Tenant or any Facility is not in compliance in any material respect with any of the foregoing.

     6.13 TAX RETURNS. Except as set forth on Schedule 6.13, all Federal, state, county and local income, excise, property, employment-related and other tax returns and abandoned property reports (if any) to date that are due and required to be filed with respect to the Facilities have been so filed, and there are no claims, liens, or judgments for taxes due with respect to the Facilities, and to the knowledge of the Tenant, no basis for any such claim, lien, or judgment exists.

     6.14 CONTRACTS. Schedule 6.14 sets forth a complete and correct list of all agreements, contracts, and commitments to which directly pertain to the operation of the Facilities or by which the Facilities or any of the assets of the Facilities are bound (the "Contracts"). Except as indicated on Schedule 6.14, each of the Contracts was entered into and requires performance in the ordinary course of business and is in full force and effect. The Tenant is not in material default under any Contract and there has not been asserted, either by or against the Tenant under any Contract, any written notice of default, set-off or claim of default. To the knowledge of the Tenant, the parties to the Contracts other than the Tenant are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a material default or material breach under any Contract. All amounts payable under the Contracts are on a current basis.

     6.15 THE LEASE. Tenant has delivered to Manager a true and correct copy of the Lease. The Lease was entered into and requires performance in the ordinary course of business and is in full force and effect. The Tenant is not in default under the Lease and there has not been asserted, either by or against the Tenant under the Lease, any written notice of default, set-off or claim of default. To the knowledge of the Tenant, the Owner is not in material default of its obligations under the Lease, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a material default or material breach under the Lease. All amounts payable under the Lease are on a current basis.

                                   ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF MANAGER

     7.1 ORGANIZATION AND STANDING OF THE MANAGER. Manager represents and warrants to the Tenant that the Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the Articles of Incorporation and By-Laws of the Manager, and all amendments thereof to date, have been, if requested, delivered to the Tenant and are complete and correct. The Manager has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

                                  ARTICLE VIII

                               TERMINATION RIGHTS

     This Agreement may be terminated and, except as to liabilities or claims of either party hereto which shall have theretofore accrued or arisen, the obligations of the parties hereto with respect to this Agreement may be terminated, upon the happening of any of the following events:

     8.1 TERMINATION BY THE TENANT: If at any time or from time to time during the term of this Agreement any of the following events shall occur and not be remedied within the applicable period of time herein specified, namely:

          (A) The Manager shall apply for or consent to the appointment of a receiver, trustee, or liquidator of the Manager of all or a substantial part of its assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating the Manager as bankrupt or insolvent or approving a petition seeking reorganization of the Manager or appointing a receiver, trustee, or liquidator of the Manager or of all or substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days; or

          (B) The Manager shall fail to keep, observe, or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed, or performed by the Manager, and such default shall continue for a period of forty-five (45) days after written notice thereof by the Tenant to the Manager;

then in case of any such event and upon the expiration of the period of grace applicable thereto, the term of this Agreement shall expire, at the Tenant's option and upon ten (10) days written notice to the Manager.

     8.2 TERMINATION BY THE MANAGER: If at any time or from time to time during the term of this Agreement any of the following events shall occur and not be remedied within the applicable period of time herein specified, namely:

          (A) The Tenant shall fail to keep, observe, or perform any material covenants, agreement, term or provision of this Agreement to be kept, observed, or performed by the Tenant and such default shall continue for a period of forty-five (45) days after written notice thereof by the Manager to the Tenant, except for Tenant's duty to provide for adequate working capital under Section 4.3 hereof, which shall continue uncured for a period of thirty (30) days after written notice thereof;

          (B) The Facilities or any portion thereof shall be damaged or destroyed by fire or other casualty and (i) the Tenant shall fail to undertake to repair, restore, rebuild, or replace any such damage or destruction within forty-five (45) days after such fire or other casualty, or shall fail to complete such work diligently, and (ii) such Tenant shall fail to permit the Manager to undertake to repair, restore, rebuild, or replace, at Tenant's expense, any such damage or destruction within forty-five (45) days after such fire or other casualty;

          (C) The Tenant shall apply for or consent to the appointment of a receiver, trustee, or liquidator of the Tenant or of all or a substantial part of its assets, file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or any answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating the Tenant bankrupt or appointing a receiver, trustee, or liquidator of the Tenant with respect to all or substantial part of the assets of the Tenant, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days;

          (D) Any license, lease or sub-lease for the operation of any Facility, including the Lease, is at any time suspended, terminated, or revoked and such suspension, termination, or revocation shall continue unstayed and in effect for a period of thirty (30) consecutive days; or

          (E) management fees payable to the Manager pursuant to Article V are accrued and unpaid with respect to any three (3) month period, and Facility Funds or funds under Section 4.3 shall be insufficient for the payment thereof;

then in case of any such event and upon the expiration of the period of grace applicable thereto, the term of this Agreement shall expire, at the Manager's option and upon ten (10) days written notice to the Tenant.

     8.3 SURVIVING RIGHTS UPON TERMINATION. If either party exercises its option to terminate pursuant to this Article VIII, each party shall forthwith account for and pay to the other all sums due and owing pursuant to the terms of this Agreement. Without limiting the generality of the foregoing, upon any termination of this Agreement, Tenant shall be obligated fully and immediately to pay to Manager all accrued and unpaid Base Management Fees, Incentive Management Fees, and reimbursable expenses of Manager, together with all accrued and unpaid interest thereon, notwithstanding that available Facility Funds may not be sufficient for such purposes. All other rights and obligations of the parties under this Agreement shall terminate, except for the rights and obligation of any party under Section 4.3(b), Article X, and Article XII hereof).

                                   ARTICLE IX

                    ADDITIONAL COVENANTS REGARDING THE LEASE

     Tenant covenants, represents and agrees that it will promptly and fully pay and perform when due all amounts and obligations required to be paid and performed by it under the Lease, except to the extent that Manager has undertaken to pay such amounts or perform such obligations pursuant to the terms of this Agreement, and that it shall not commit or permit any default to occur under the Lease. Tenant agrees that if, during the term of this Agreement, it shall be given notice by Owner of any default under the Lease, it shall, within two (2) days of receipt thereof, provide Manager with a copy of such default notice.

                                    ARTICLE X

                                 INDEMNIFICATION

     10.1 INDEMNIFICATION OF TENANT BY MANAGER. Manager shall indemnify and hold Tenant and its respective officers, directors, employees and affiliates harmless from any and all claims, losses, judgments, damages, expenses and liabilities whatsoever incurred by Tenant and its respective officers, directors, employees and affiliates, including reasonable attorneys' fees, arising out of Manager's material breach of this Agreement or any third party claims which are caused in whole or in part by any negligent act or omission of Manager in connection with the performance of its duties under this Agreement. However, Manager's obligation to indemnify Tenant shall not extend to any Medicare or Medicaid cost disallowances. Manager's obligations under this Section 10.1 shall survive termination of this Agreement.

     10.2 INDEMNIFICATION OF MANAGER BY TENANT. The Tenant shall at all times indemnify and hold harmless the Manager, its officers, directors, employees, and shareholders, from and against any and all claims, losses, liabilities, actions, proceedings, and expenses (including reasonable attorneys fees) arising out of
(i) the ownership or operation of the Facilities prior to the term of this Agreement, (ii) the breach by Tenant of any of its obligations hereunder, or
(iii) any breach of the representations and warranties made by Tenant in Article VI of this Agreement. The provisions of this Section 10.2 shall survive the termination or expiration of this Agreement.

     10.3 CONTROL OF DEFENSE OF INDEMNIFIABLE CLAIMS. A party seeking indemnification under this Article X shall give the other party prompt written notice of the claim for which it seeks indemnification. Failure of the party seeking indemnification to give such prompt notice shall not relieve the other party of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages suffered by such other party resulting from a failure to give prompt notice hereunder. The party receiving the aforementioned notice shall provide the defense of such claim, including, without limitation, retention and payment of attorneys.

                                   ARTICLE XI

                                 ENGAGEMENT FEE

     11.1 ENGAGEMENT FEE. In consideration for the appointment of Manger pursuant to this Agreement, Integrated Health Services, Inc. ("IHS") shall pay to Scott a single engagement fee (the "Engagement Fee") in the sum of Three Hundred Fifty Thousand and 00/100 ($350,000) Dollars, payable to Scott on the Commencement Date by the delivery to Scott of newly issued shares of Common Stock, par value $.001 of IHS (the "IHS Stock"), in accordance with the following:

          (A) SHARE VALUE. The number of shares of IHS Stock issuable to Tenant pursuant to this Section 11.1 shall be valued based upon a price per share of such stock equal to the average closing NYSE price of such stock for the fifteen
(15) trading day period immediately preceding the date which is two (2) trading days before the Commencement Date.

          (B) REGISTRATION RIGHTS. IHS will use its best efforts to cause to be prepared, filed and declared effective by the Securities and Exchange Commission (the "Commission") within one hundred twenty (120) days following the Commencement Date, a registration statement for the registration under the Securities Act of 1933 (the "Securities Act") of the IHS Stock issued to Tenant pursuant to this Agreement, and IHS shall maintain the effectiveness of such registration statement for a period of one (1) year following the date on which it becomes effective (the "Registration Date"), or until Tenant shall not own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration may be available.

          (C) REGISTRATION EXPENSES. Tenant shall not be responsible for, and IHS shall bear, all of the reasonable expenses of IHS related to such registration including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. IHS, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs and expenses in excess in the aggregate of $20,000 for Blue Sky qualifications of the Tenant's (and any transferee's) IHS Stock, or to pay any costs or expenses arising out of the Tenant's or any transferee's failure to comply with its obligations under this Article XI.

          (D) RESALE LIMITATIONS. Except as otherwise expressly provided in this Section, all resales of IHS Stock issued pursuant to this Agreement shall be effected solely through Smith Barney Inc., as broker.

          (E) REGISTRATION PROCEDURES, ETC. In connection with the registration rights granted to the Tenant with respect to the IHS Stock as provided in this
Section 11.1, IHS covenants and agrees as follows:

               (I) At IHS's expense, IHS will keep the registration and qualification under this Section 11.1 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one (1) year following the date on which the registration becomes effective, except to the extent that an exemption from registration may be available. IHS will immediately notify the Tenant, at any time when a prospectus relating to a registration statement under this Section 11.1 is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (II)  IHS  shall   furnish   the  Tenant   with  such  number  of
prospectuses as shall reasonably be requested.

               (III) IHS shall take all necessary action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by the Tenant, provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

               (IV) The information included or incorporated by reference in the registration statement filed pursuant to this Section 11.1 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. IHS shall indemnify the holders of IHS Stock to be sold pursuant to the registration statement, their successors and assigns, and each person, if any, who controls such holders within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934 ("Exchange Act"), against all loss, claim, damage expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by IHS or based upon written information furnished by IHS filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by the Tenant expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Tenant or any controlling person of the Tenant in respect of which indemnity may be sought against IHS pursuant to this subsection 11.1(e)(iv), the Tenant or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify IHS in writing of the institution of such action and IHS shall assume the defense of such actions, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Tenant or such controlling person). The Tenant or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Tenant or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or (B) IHS shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Tenant and/or such controlling person shall be borne by IHS. Except as expressly provided in the previous sentence, in the event that IHS shall not previously have assumed the defenses of any such action or claim, IHS shall not thereafter be liable to the Tenant or such controlling person in investigating, preparing or defending any such action or claim. IHS agrees promptly to notify the Tenant of the commencement of any litigation or proceedings against IHS or any of its officers, directors or controlling persons in connection with the resale of IHS Stock or in connection with such registration statement.

               (V) The holders of IHS Stock to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify IHS, its officers and directors and each person, if any, who controls IHS within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from information furnished by or on behalf of such holder, or its successors or assigns for specific inclusion in such registration statement.

          (F) NOTICE OF SALE. If the Tenant desires to transfer all or any portion of the IHS Stock, the Tenant will deliver written notice to IHS, describing in reasonable detail its intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective registration statement as provided herein, the Tenant will sell the IHS Stock in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from IHS that the registration statement relating to the IHS Stock being transferred is not "current" until IHS gives further notice that offers and sales may be recommenced. In the event of any such notice from IHS, IHS agrees to file expeditiously such amendments to the registration statement as may be necessary to bring it current during the period specified in Section 11.1(b) and to give prompt notice to the Tenant when the registration statement has again become current. If the Tenant delivers to IHS an opinion of counsel reasonably acceptable to IHS and its counsel and to the effect that the proposed transfer of IHS Stock may be made without registration under the Securities Act, the Tenant will be entitled to transfer IHS Stock in accordance with the terms of the notice and opinion of its counsel.

          (G) FURNISH INFORMATION. It shall be a condition precedent to the obligations of IHS to take any action pursuant to this Article XI that the Tenant shall furnish to IHS such information regarding itself, the IHS Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the IHS Stock. In that connection, each transferee of the Tenant shall be required to represent to IHS that all such information which is given is both complete and accurate in all material respects. The Tenant shall deliver to IHS a statement in writing from the beneficial owners of such securities that they bona fide intend to sell, transfer or otherwise dispose of such securities. Each transferee will, severally, promptly notify IHS at any time when a prospectus relating to a registration statement covering such transferee's shares under this Section 11.1 is required to be delivered under the Securities Act, of the happening of any event known to such transferee as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

          (H) INVESTMENT REPRESENTATIONS. All shares of IHS Stock to be issued hereunder will be newly issued shares of IHS. The Tenant represents and warrants to IHS that the IHS Stock being issued hereunder is being acquired, and will be acquired, by the Tenant for investment for its own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; the Tenant acknowledges that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and the Tenant agrees that no shares of IHS Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Tenant has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, and is able to bear the economic risk of such investment. The Tenant has had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as it deems necessary in connection with such investment.

          (I) LEGEND. It is understood that, prior to sale of any shares of IHS Stock pursuant to an effective registration pursuant to subsection (b) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state), and upon sale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

          (J) CERTAIN TRANSFEREES. Prior to the effective date of registration of the IHS Stock, no transferee shall transfer any shares of IHS Stock to any person or entity unless such transferee shall have agreed in writing to be bound by the provisions applicable to the Tenant under this Article XI.


                                   ARTICLE XII

                        CONFIDENTIALITY; NON-SOLICITATION

     12.1 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Tenant acknowledges that Manager's business involves the development and use of Confidential Information (defined below) and that Manager will make available such Confidential Information to Tenant in connection with Manager's duties under this Agreement. Manager acknowledges that Tenant's business involves the development and use of Confidential Information and that Tenant will make available such Confidential Information to Manager in connection with Manager's duties under this Agreement. Except as Tenant and Manager may disclose in fulfillment of their duties and responsibilities under this Agreement or as may be required to be disclosed by Tenant, the Facilities and Manager by law, the parties and their respective officers, directors, employees or agents shall not, at any time during or after the term of this Agreement, divulge, furnish or make accessible Confidential Information to any person or entity for any purpose whatsoever. "Confidential Information" means any confidential or proprietary information, including, without limitation, manuals, forms, policies and procedures, computer programs, system documentation and related software, patient records and patient information, and any other information of any kind with respect to the finances, business plans or business operations of the parties.

     12.2 NON-USE AND RETURN OF MATERIALS. Effective upon a termination of this Agreement for any reason whatsoever, the parties and their respective officers, directors, employees or agents shall not use any Confidential Information for any purpose whatsoever, including, but not limited to, use in connection with the operation and management of the Facilities.

     12.3 NON-SOLICITATION. Tenant and Manager agree that, for the entire term of this Agreement and for twelve (12) months after the date that this Agreement is terminated, (i) Tenant shall not entice or induce, directly or indirectly, any employee to leave the employ of Manager to work with or for the Tenant, or to work with any person or entity with whom Tenant becomes affiliated to provide nursing home or skilled nursing facility care services, and (ii) Manager shall not entice or induce, directly or indirectly, any employee to leave the employ of Tenant to work with or for Manager, or to work with any other person or entity with whom Manager is or becomes affiliated.

     12.4  REMEDIES.  The  parties  agree  that an  aggrieved  party  who is the beneficiary of any restriction contained herein may not be adequately compensated for damages for a breach of the covenants contained in this Article XII, and such aggrieved party shall be entitled to injunctive relief and specific performance in addition to all other remedies. If a court of competent jurisdiction shall finally determine that the restraints provided for in this
Article XII are too broad as to the activity, geographic area or time covered, said activity, geographic area or time covered will be reduced to whatever extent the court deems necessary, and such covenant shall be enforced as to such reduced activity, geographic area or time period.

     12.5 PROPRIETARY MATERIAL. The Tenant acknowledges and agrees that the systems, methods, programs, software, brochures, manuals, forms, data, procedures, and related information used by Manager in the performance of Manager's obligations under this Agreement are proprietary in nature, shall be and remain (along with any corresponding copyrights or similar rights) the sole property of Manager and shall not at any time be directly or indirectly used, distributed, disclosed, copied or otherwise employed by the Tenant or the Facilities, except in the operation of the Facilities under Manager's management during the term of this Agreement. Upon termination of this Agreement, the Tenant shall to return to the Manager all such proprietary materials and information and all documents (including all copies thereof) containing such information in the Tenant's or Facilities' possession or within its control, and use its best efforts to ensure that its employees have not retained any such materials, information or documents or copies thereof and, upon request by Manager, confirm compliance with the foregoing in writing.

                                  ARTICLE XIII

                                  CONDEMNATION

     If the whole of either Facility shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition, or like proceeding by a competent authority for any public or quasi-public use or purpose or if such portion thereof shall be taken or condemned as to make it unsuitable for its primary intended use, then the term of this Agreement shall cease and terminate as to such Facility on the date on which the Tenant shall be required to surrender possession of such Facility. The Manager shall continue to supervise and direct the management of such Facility until such time as the Tenant shall be required to surrender possession of such Facility as a consequence of such taking or condemnation.

     If only a part of a Facility shall be taken or condemned and the taking or condemnation of such part does not make it unsuitable for its primary intended use, this Agreement shall not terminate.

     In the event that the parties  herein are unable  within a period of thirty
(30) days after controversy arising between them to agree upon the apportionment of any award or are otherwise in dispute as to any matter arising under this
Article XIII, any such dispute shall be resolved by arbitration in accordance with the provision of Article XIV hereof and the costs thereof or incurred
therein  shall  be  borne  or  apportioned   and  paid  as  determined  by  said
arbitration.

                                   ARTICLE XIV

                                   ARBITRATION

     If any controversy should arise between the parties in performance, interpretation, or application of this Agreement which involves any matter, either party may, after their good faith efforts to resolve the dispute as set forth below, serve upon the other a written notice stating that such party desires to have the controversy reviewed by an arbitrator. If the parties cannot agree within fifteen (15) days from the service of such notice upon the selection of such arbitrator, an arbitrator shall be selected or designated by the American Arbitration Association upon written request of either party hereto. Arbitration of such controversy, disagreement, or dispute shall be conducted in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association and the decision and award of the arbitrator so selected shall be binding upon the Tenant and Manager. The arbitration will be held in Baltimore, Maryland .

     As a condition precedent to serving notice for the appointment of any arbitrator, both parties shall be required to make a good faith effort to resolve the controversy which effort shall continue for a period of thirty (30) days prior to any demand for arbitration. The cost of any such arbitration shall be shared equally be the parties. Each party shall pay its own costs incurred as a result of its participation in any such arbitration.

     If the issue to be arbitrated is Manager's alleged breach of this Agreement and as a result thereof, Tenant has the right to terminate this Agreement, Manager shall continue to manage the Facilities hereunder pending the outcome of such arbitration.

     The Arbitrator shall have no authority to award punitive damages or any other damages in excess of the prevailing party's actual damages, and may not make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

                                   ARTICLE XV

                             SUCCESSORS AND ASSIGNS

     15.1 ASSIGNMENTS BY THE MANAGER. The Manager, without the consent of the Tenant, shall have the right to assign this Agreement to a wholly or majority owned subsidiary provided that the Manager shall not thereby be released from its obligations hereunder.

     In the event that all or substantially all the assets of the Manager or its capital stock shall during the term of this Agreement be acquired by another corporation (hereinafter referred to as the "Acquiring Corporation") as a result of a merger, consolidation, reorganization, or other transaction, and the Acquiring Corporation assumes all of the obligations of the Manager then accrued hereunder, if any, then Manager shall be relieved of all such obligations (and if such Acquiring Corporation shall be acquired by a subsequent Acquiring Corporation which assumes all of the obligations of the Manager, then the first Acquiring Corporation shall be relieved of liability hereunder).

     Except as otherwise permitted herein, the Manager shall have no right to assign this Agreement.

     15.2 SALE, ASSIGNMENT, OR SUB-LEASE BY THE TENANT. Any sale, sub-lease, or assignment with respect to the Facilities, other than to the Manager, shall be expressly subject to the terms and provisions of this Agreement and shall not relieve the Tenant of its liability or obligations hereunder, and Tenant shall cause any purchaser, assignee, or sub-lessee to deliver to the Manager written acknowledgment of its agreement to perform hereunder including the payment of the management fee described herein.

     The Tenant may not at any time, without the prior written consent of the Manager, which shall not be unreasonably withheld, incur any additional debt or subject its interest in the Facilities or any part thereof to the lien of one or more deeds of trust, mortgages, or other security instruments. In the event that such consent is given, such additional debt or security interest shall be subordinate to Manager's rights and security interest granted pursuant to this Agreement.


                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

     16.1 NOTICES. Any notice or other communication by either party to the other shall be in writing and shall be given and be deemed to have been duly given, upon the date delivered if delivered personally or upon the date received if mailed postage pre-paid, registered, or certified mail, addressed as follows:

     To the Tenant:      Pinnacle Health Facilities of Louisiana, LLC
                         2901 Dallas parkway
                         Plano, Texas 75093
                         Attn: Gene Lunceford

     To the Manager:     Integrated Health Services at Franklin, Inc.
                         10065 Red Run Boulevard
                         Owings Mills, MD 21117
                         Attention: Elizabeth B. Kelly, Executive Vice-President
                                    Marshall A. Elkins, Esq.

     With a copy to:     Blass & Driggs
                         461 Fifth Avenue
                         New York, New York 10017
                        Attention: Michael Blass, Esq.

or to such other address, and to the attention of such other person or officer as either party may designate in writing by notice.

     16.2 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in the Agreement shall constitute or be construed to be or create a partnership or joint venture between the Tenant, its successors, or assigns on the one part and the Manager, its successors, or assigns on the other part. Notwithstanding the foregoing, the parties hereby agree that they shall each have a duty to act in good faith and to deal fairly with the other party hereto.

     16.3 MODIFICATIONS AND CHANGES. This Agreement cannot be changed or modified except by another agreement in writing signed by the party sought to be charged therewith or by its duly authorized agent.

     16.4 UNDERSTANDING AND AGREEMENTS. This Agreement constitutes the entire understanding and agreements of whatsoever nature or kind existing between the parties with respect to the Manager's management of the Facilities.

     16.5 HEADINGS. The article and paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope of intent of any provision of this Agreement.

     16.6 APPROVAL OR CONSENT. Whenever under any provisions of this Agreement, the approval or consent of either party is required, the decision thereon shall be promptly given and such approval or consent shall not be unreasonably withheld. It is further understood and agreed that whenever under any provisions of this Agreement the approval or consent of the Tenant is required, such approval or consent is given by the person or any one of the persons, as the case may be, designated in a notification signed by or on behalf of the Tenant. For all purposes under this Agreement, the Manager shall determine solely from the latest such notification received by it the person or persons authorized to give such approval or consent. The Manager shall rely exclusively and conclusively on the designation set forth in such notification, notwithstanding any notice of knowledge to the contrary.

     16.7 GOVERNING LAW. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Maryland.

     16.8   ENFORCEABILITY.   Should  any   provision   of  this   Agreement  be
unenforceable as between the parties, such unenforceability shall not affect the enforceability of the other provisions of this Agreement.

     16.9  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Management Agreement effective as of the day and year first above written.

TENANT:                                 MANAGER:

PINNACLE HEALTH                         INTEGRATED HEALTH
FACILITIES OF LOUISIANA, L.L.C.         SERVICES AT FRANKLIN, INC.

By: /s/ THOMAS SCOTT                    By: /s/ ELIZABETH B. KELLY
   -----------------------------           -------------------------------

Title:                                  Title: EVP, Corporate Development
      --------------------------              ----------------------------

AGREED AS TO ARTICLE XI:                INTEGRATED HEALTH
                                        SERVICES, INC.
/s/ THOMAS SCOTT
--------------------------------        By: /s/ ELIZABETH B. KELLY
THOMAS SCOTT                               -------------------------------

                                        Title: EVP, Corporate Development
                                              ----------------------------
AGREED AS TO SECTION 4.3(B):

/s/ THOMAS SCOTT
--------------------------------
THOMAS SCOTT

STATE OF TEXAS      )
                      ss:
COUNTY OF:          )

     On the 4th day of September, 1998, duly appeared Thomas Scott, to me known, who, being by me duly sworn, did depose and say that he resides at , that he is the individual who executed the above Management Agreement in his individual capacity, as guarantor of Tenant thereunder, and he thereupon duly acknowledged that he executed same.


                                                   /s/ Melinda S. Provence
                                                   -----------------------
                                                   Notary Public

                                                   NOTARY PUBLIC
                                                   STATE OF TEXAS
                                                   [SEAL]
                                                   Melinda S. Provence
                                                   Notary Public, State of Texas
                                                   My Commission Expires
                                                   March 17, 2001

                                    EXHIBIT A

The following is a list of items and travel expenses not included in the management fee. These facility specific expenses are passed directly to the facility in which the expense was incurred.

     o Administrator wages, benefits and related travel expenses. (This includes an annual administrator conference).

     o    Computer hardware and software purchased for Facilities.

     o    Facility specific legal and accounting fees.

     o Facility specific fees associated with union organization attempts, elections, etc.

     o Outside consultants used for Medicare or Medicaid cost reports and Medicare exception requests.

     o    Travel costs for facility personnel training.

     o    All other costs incurred related to facility-specific matter.

                                  SCHEDULE 6.3

                                    CONSENTS


None

                                  SCHEDULE 6.4

                              MEMBERSHIP INTERESTS


Thomas D. Scott     50%
Linda K. Scott      50%